Exhibit 99.1

Central European Distribution Corporation Announces First Quarter 2012 Results

Mt. Laurel, New Jersey, May 10, 2012: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the first quarter of 2012. Net sales for the three months ended March 31, 2012 were $148.2 million as compared to $156.7 million reported for the same period in 2011. CEDC also announced that net income on a U.S. GAAP basis (as hereinafter defined), for the quarter was $62.5 million or $0.86 per fully diluted share, as compared to net income of $1.1 million or $0.02 per fully diluted share, for the same period in 2011. On a comparable basis, CEDC announced a net loss of $21.4 million, or $0.29 per fully diluted share, for the first quarter of 2012, as compared to net loss of $17.4 million, or $0.24 per fully diluted share, for the same period in 2011. The number of fully diluted shares used in computing the earnings per share was 72.9 million for 2012 and 71.3 million for 2011. For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO commented, “We have been focused over the last six months in addressing key concerns that were facing the Company being primarily the maturity of our 2013 Convertible Notes and management challenges in our Russian business. Regarding the first point, we believe we have found a strategic shareholder in Russian Standard, who not only addresses the 2013 Convertible Notes but is also a strong partner with a large complementary Russian spirit business, which in combination could provide favorable synergies to our Group. We look forward to continued negotiations on this potential combination of businesses as well as other operational synergies that we believe we could achieve.”

William Carey, President and CEO continued “We certainly recognize the challenges we face in Russia and strongly believe that our new management team, with extensive Russian FMCG experience, is more than capable of driving the necessary changes needed in our Russian business today to begin to show improved results. Some of the key near term objectives that the team will be working on include, building a stronger 2nd tier management team (already begun), improving effectiveness of trade marketing spend, gaining market share and improved sales order planning and forecasting.”

William Carey, President and CEO continued “We have also made numerous changes over the last twenty four months in our other businesses spread across Central/Eastern Europe, which have all started to deliver improved performance over the last few quarters. These changes incorporate not only management changes but new product development and route to market improvements, and we would expect our current changes in Russia to also show marked improvements in our operating performance.”

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales, expectations of increased consumer demand for our products, potential synergies related to our Russian business, and the transaction with Russian Standard which is subject to regulatory and shareholder approval. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6000

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

Amounts in columns expressed in thousands

(Except share information)

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$107,798	$94,410
Accounts receivable, net of allowance for doubtful accounts at March 31, 2012 of $26,221 and at December 31, 2011 of $23,112	280,761	466,317
Inventories	121,324	116,897
Prepaid expenses	23,594	16,982
Other current assets	19,341	20,007
Deferred income taxes	6,572	8,455
Debt issuance costs	2,959	2,962

Total Current Assets	562,349	726,030

Intangible assets, net	508,605	463,848
Goodwill	731,675	666,653
Property, plant and equipment, net	193,838	179,478
Deferred income taxes, net	22,811	22,295
Debt issuance costs	12,789	13,550
Non-current assets held for sale	675	675

Total Non-Current Assets	1,470,393	1,346,499

Total Assets	$2,032,742	$2,072,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$69,868	$144,801
Bank loans and overdraft facilities	66,708	85,762
Short-term obligations under Convertible Senior Notes	305,977	0
Income taxes payable	7,208	8,766
Taxes other than income taxes	99,863	188,307
Other accrued liabilities	70,715	44,501
Current portions of obligations under capital leases	1,159	1,109

Total Current Liabilities	621,498	473,246

Long-term obligations under capital leases	728	532
Long-term obligations under Convertible Senior Notes	0	304,645
Long-term obligations under Senior Secured Notes	950,643	932,764
Long-term accruals	2,221	2,027
Deferred income taxes	99,199	92,945
Commitments and contingent liabilities (Note 13)

Total Long-Term Liabilities	1,052,791	1,332,913

Stockholders’ Equity
Common Stock ($0.01 par value, 120,000,000 shares authorized, 73,125,230 and 72,740,302 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively)	731	727
Preferred Stock ($0.01 par value, 1,000,000 shares authorized, none issued and outstanding)	0	0
Additional paid-in-capital	1,370,335	1,369,471
Accumulated deficit	(1,069,070)	(1,131,566)
Accumulated other comprehensive income	56,607	27,888
Less Treasury Stock at cost (246,037 shares at March 31, 2012 and December 31, 2011, respectively)	(150)	(150)

Total Stockholders’ Equity	358,453	266,370

Total Liabilities and Stockholders’ Equity	$2,032,742	$2,072,529

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Amounts in columns expressed in thousands

(Except per share information)

	Three months ended March 31,
	2012	2011
	(unaudited)	(unaudited)

Sales	$323,975	$336,139
Excise taxes	(175,767)	(179,428)
Net sales	148,208	156,711
Cost of goods sold	89,529	97,374

Gross profit	58,679	59,337

Selling, general and administrative expenses	61,770	57,877
Gain on remeasurement of previously held equity interests	0	(7,898)

Operating income / (loss)	(3,091)	9,358

Non operating income / (expense), net
Interest income / (expense), net	(26,224)	(26,852)
Other financial income / (expense), net	97,922	31,046
Other non operating income / (expense), net	(2,598)	(976)

Income before income taxes and equity in net losses from unconsolidated investments	66,009	12,576

Income tax expense	(3,513)	(2,641)
Equity in net losses of affiliates	0	(8,814)

Net income attributable to the company	62,496	1,121

Net income from operations per share of common stock, basic	$0.86	$0.02

Net income from operations per share of common stock, diluted	$0.86	$0.02

Other comprehensive income, net of tax:
Foreign currency translation adjustments	28,719	137,016

Comprehensive income attributable to the company	$91,215	$138,137

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

Amounts in columns expressed in thousands

	Three months ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$62,496	$1,121
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	4,815	5,131
Deferred income taxes	121	725
Unrealized foreign exchange gains	(98,681)	(31,651)
Stock options fair value expense	864	693
Equity loss in affiliates	0	8,814
Gain on fair value remeasurement of previously held equity interest	0	(6,397)
Other non cash items	(26)	1,780
Changes in operating assets and liabilities:
Accounts receivable	226,728	268,051
Inventories	6,964	(5,197)
Prepaid expenses and other current assets	(3,114)	(16,860)
Trade accounts payable	(89,358)	(83,645)
Other accrued liabilities and payables (including taxes)	(87,043)	(58,176)

Net cash provided by operating activities	23,766	84,389

Cash flows from investing activities
Purchase of fixed assets	(1,329)	(505)
Proceeds from the disposal of fixed assets	127	0
Purchase of trademarks	0	(17,473)
Acquisitions of subsidiaries, net of cash acquired	0	(23,475)

Net cash used in investing activities	(1,202)	(41,453)

Cash flows from financing activities
Borrowings on bank loans and overdraft facility	8,594	0
Payment of bank loans, overdraft facility and other borrowings	(26,872)	(4,104)
Decrease in short term capital leases payable	90	(102)
Proceeds from options exercised	0	66

Net cash used in financing activities	(18,188)	(4,140)

Currency effect on brought forward cash balances	9,012	6,992
Net increase in cash	13,388	45,788
Cash and cash equivalents at beginning of period	94,410	122,324

Cash and cash equivalents at end of period	$107,798	$168,112

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$0	$23,131

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

	GAAP Q1-12	A FX	B APB 14	C Restructuring Costs	D Other Adjustments	Comparable Q1-12

Sales	$323,975	$0	$0	$0	$0	$323,975
Excise taxes	(175,767)	0	0	0	0	(175,767)
Net Sales	148,208	0	0	0	0	148,208
Cost of goods sold	89,529	0	0	0	0	89,529

Gross Profit	58,679	0	0	0	0	58,679

	39.59%					39.59%
Operating expenses	61,770	0	0	(3,729)	0	58,041

Operating income / (loss)	(3,091)	0	0	3,729	0	638

	-2.09%					0.43%
Non operating income / (expense), net
Interest income / (expense), net	(26,224)	0	1,113	0	0	(25,111)
Other financial income / (expense), net	97,922	(97,922)	0	0	0	0
Other non operating income, net	(2,598)	0	0	0	0	(2,598)

Income / (loss) before taxes and equity in net income from unconsolidated investments	66,009	(97,922)	1,113	3,729	0	(27,071)

Income tax benefit / (expense)	(3,513)	20,564	(389)	(783)	(10,194)	5,685

Net income /(loss)	$62,496	($77,358)	$724	$2,946	($10,194)	($21,386)

Net income / (loss) from continuing operations per share of common stock, basic	$0.86					($0.29)

Net income / (loss) from continuing operations per share of common stock, diluted	$0.86					($0.29)

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one-off restructuring costs associated with Russian Alcohol Group and the Whitehall Group in Russia.
D.	Normalization of the effective tax rate to blended average statutory rates. Difference due to permanent differences primarily around treatment of unrealized FX gains and NOL provisions.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

	GAAP Q1-11	A FX	B APB 14	C Restructuring Costs	D Cost associated with debt refinancing	Comparable Q1-11

Sales	$336,139	$0	$0	$0	$0	$336,139
Excise taxes	(179,428)	0	0	0	0	(179,428)
Net Sales	156,711	0	0	0	0	156,711
Cost of goods sold	97,374	0	0	0	0	97,374

Gross Profit	59,337	0	0	0	0	59,337

	37.86%					37.86%
Operating expenses	57,877	0	0	(1,403)	(1,900)	54,574
Gain on remeasurement of previously held equity interests	(7,898)	0	0	0	7,898	0

Operating income / (loss)	9,358	0	0	1,403	(5,998)	4,763

	5.97%					3.04%
Non operating income / (expense), net
Interest income / (expense), net	(26,852)	0	964	0	0	(25,888)
Other financial income / (expense), net	31,046	(31,046)	0	0	0	0
Other non operating income / (expense), net	(976)	0	0	0	0	(976)

Income / (loss) before taxes and equity in net income from unconsolidated investments	12,576	(31,046)	964	1,403	(5,998)	(22,101)

Income tax benefit / (expense)	(2,641)	6,520	(183)	(295)	1,260	4,661
Equity in net earnings of affiliates	(8,814)	0	0	0	8,814	0

Net income / (loss) from continuing operations	$1,121	($24,526)	$781	$1,108	$4,076	($17,440)

Net income / (loss) from continuing operations per share of common stock, basic	$0.02					($0.24)

Net income / (loss) from continuing operations per share of common stock, diluted	$0.02					($0.24)

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one-off restructuring costs associated with the restructuring the Russian Alcohol Group, composed primarily of employee termination costs.
D.	Includes elimination of one time gain of $7.8 million related to the revaluation of the previously held equity interest in the Whitehall Group, recognized at the time of consolidation in February 2011, the $0.9 million loss in the first quarter of the Bravo business incurred due to the failure to get renewal of the production license (received back in the beginning of April 2011 and the $0.9 million reversal of management fees charged by the former management of the Whitehall group prior to the buy-out in Q1 2011. Also includes the elimination of equity in net earnings of affiliates which includes the results of the Moet Hennessey Joint Venture which was sold in March, 2011 as well as certain one-off costs associated with the acquisition of the Whitehall Group in February 2011.